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                                PROMISSORY NOTE


$250,000                         Houston, Texas                 January 16, 1997

         FOR VALUE RECEIVED AND ON DEMAND, the undersigned, James F. Farr, an individual, ("Maker"), promises to pay to the order of Dailey Petroleum Services Corp, a Delaware corporation ("Dailey"), the principal amount of two hundred fifty thousand dollars ($250,000), together with interest on the outstanding balance of said principal amount from time to time remaining outstanding, pursuant to the following terms:

         1. Interest. Interest will accrue on the outstanding principal balance hereof from the date hereof until the final payment thereof at the rate of eight percent (8%) per annum.

         2. Interest Payments. Maker will pay to Dailey accrued and unpaid interest on the outstanding principal balance hereof monthly, on the 10th day of each calendar month following the date hereof.

         3. Principal Payments. Maker will pay the entire outstanding principal balance hereof plus all accrued and unpaid interest thereon in one installment on the fifth anniversary of the date hereof. Notwithstanding the foregoing, Maker may prepay the entire outstanding principal balance, or a portion thereof, plus accrued and unpaid interest, at any time without penalty.

         4. Place of Payment. Principal and interest payments hereunder shall be payable at Dailey's principal business offices, 2507 North Frazier, P.O. Box 1863, Conroe, Texas 77305, or at such other place as Dailey, from time to time, may designate in writing. All payments of principal and interest on this Note shall be made to and received by Dailey not later than 12:00 noon Conroe, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day(defined below)). If the due date of any payment under this Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension. All payments and prepayments on this Note shall be applied first to accrued interest, the balance to principal; but no such payment or prepayment shall defer or delay any payment then or thereafter due on this Note. Business Day means any day on which commercial banks are not required or authorized to close in Conroe, Texas.

         5. Event of Default. An Event of Default under this Note shall occur if (i) Maker fails to pay any amount of interest or principal on this Note on the day on which such payment is due, whether at the stated maturity or due date therefor, by acceleration or otherwise; (ii) the failure of Maker to duly perform or observe any obligation, covenant or agreement on its part contained in this Note or under the Security Agreement between Maker and Dailey dated the date hereof (the "Security Agreement"); (iii) any breach or inaccuracy in any representation contained in this Note or in the Security Agreement; or (iv) Maker is dismissed from his employment with Dailey for Cause (as such term is defined in Section 5.1(b) of the Employment Agreement dated November 27, 1996, between Maker and Dailey).

         6. Remedies. Upon the occurrence of an Event of Default, Dailey, at its option and without notice to Maker, may declare immediately due and payable the entire unpaid balance of principal and accrued and unpaid interest thereon. Payment thereof may be enforced and recovered by Dailey in whole or in part at any time and from time to time by one or more of the remedies provided to Dailey in this Note or in the Security Agreement or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

         7. WAIVERS. MAKER AND ALL ENDORSERS HEREBY, JOINTLY AND SEVERALLY, WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF PAYMENT OF THIS NOTE.
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         8.      Attorneys Fees.  If this Note is collected by suit or through the bankruptcy court or probate court, or any judicial proceeding, or if this
Note is not paid at maturity, howsoever such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not suit or other legal proceedings are commenced by such attorney), then Maker agrees to pay, in addition to all other amounts owing hereunder, the collection costs and reasonable attorneys' fees of Dailey.

         9. Miscellaneous. If any provisions of this Note shall be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered and shall be governed by and construed with the laws of the state of Texas without regard to the law of conflicts. This Note shall be binding upon Maker's successors, assigns, heirs, executors and independent administrators

         IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first written above.


                                        /s/ James F. Farr
                                        -----------------------------
                                            JAMES F. FARR





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